UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 13, 2003

                       PEGASUS COMMUNICATIONS CORPORATION

               (Exact Name of Registrant as Specified in Charter)


         Delaware                       0-32383              23-3070336
----------------------------    ------------------------    -------------------
(State or Other Jurisdiction    (Commission File Number)    (IRS Employer
     of Incorporation)                                      Identification No.)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania     19004
           (Address of Principal Executive Offices)       (Zip Code)



        Registrant's telephone number, including area code: 888-438-7488

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.
        ------------

            On November 14, 2003, Pegasus Communications Corporation ("Pegasus") issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that the United States District Court for the Central District of California has ruled that the settlement (the "NRTC-DIRECTV Settlement") reached among the National Rural Telecommunications Cooperative (the "NRTC"), DIRECTV, Inc., and Hughes Communications Galaxy, Inc. has no effect on Pegasus' rights under its NRTC Member Agreement. Pegasus had asked that the District Court either permit it to intervene and object to the NRTC-DIRECTV Settlement, or rule that the NRTC-DIRECTV Settlement (if eventually approved by the District Court) would not determine Pegasus' rights. The District Court elected to do the latter, and Pegasus may now pursue its rights under the Member Agreement, unencumbered by the NRTC-DIRECTV Settlement. A copy of the order entered by the District Court on November 13, 2003 is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

(c) Exhibits.
  99.1     Press release dated November 14, 2003.
  99.2 Order of the United States District Court for the Central District of California, entered on November 13, 2003.






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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PEGASUS COMMUNICATIONS CORPORATION

                                             By: /s/ Scott A. Blank
                                                 ------------------
                                                 Scott A. Blank,
                                                 Senior Vice President


November 18, 2003

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


                                  EXHIBIT INDEX

Exhibit No.           Description

  99.1        Press release dated November 14, 2003.

  99.2 Order of the United States District Court for the Central District of California, entered on November 13, 2003.